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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                         JOHN DEERE CAPITAL CORPORATION

                          (As Amended August 27, 1993)


                           ARTICLE I - IDENTIFICATION

SECTION 1. NAME. The name of the Company is John Deere Capital Corporation (hereinafter referred to as the "Company").

SECTION 2. OFFICES. The principal office of the Company in Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The Company may maintain, change or discontinue its other offices, including its principal business office in the City of Reno, State of Nevada, and may have such other offices both within and without the State of Delaware as its business may require.

SECTION 3. SEAL. The seal of the Company shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. It shall have inscribed thereon the name of the Company, the words "Corporate Seal" and the word "Delaware."

SECTION 4. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of November in each calendar year and end on the last day of October in the following calendar year.


                          ARTICLE II - THE STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. Annual meetings of the stockholders for the election of directors and meetings of the stockholders for any other purpose may be held at such place within the State of Delaware or elsewhere as may be specified by the Chairman, the President or the Board of Directors.

SECTION 2. ANNUAL MEETING. The annual meeting of the stockholders, at which they shall elect directors by voice vote or otherwise and by plurality vote and may transact such other business as may properly be brought before the meeting, shall be held at three forty-five o'clock in the afternoon, local time, on the Tuesday before the last Wednesday in February of each year, if such day is not a legal holiday, and if a legal holiday, then on the first following day that it not a legal holiday. The time and place of such meeting shall not be changed within sixty days before such meeting.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman, the President or the Board of Directors, and shall be called by the Chairman, the President or the Secretary at the request in writing of stockholders owning

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not less than twenty percent of the shares entitled to vote at a meeting.  Such request shall state the purpose or purposes of the proposed meeting.

SECTION 4. NOTICE OF MEETINGS. Notice of each meeting of stockholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered at least ten days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Notice of any meeting of stockholders may be waived in writing signed by the stockholder entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice.

SECTION 5. QUORUM. The holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or by proxy, shall constitute a quorum at such meeting except as otherwise provided by statute. If, however, such quorum shall not be present at a meeting of the stockholders, the holders of a majority of the shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Whenever a quorum shall be present at any meeting, all matters shall be decided by vote of the holders of a majority of the shares present, unless otherwise provided by statute or, in the case of election of directors, by these Bylaws.

SECTION 6. ORGANIZATION. The Chairman of the Company or, in the event of his absence or inability to act, the President or in the event of the absence or inability to act of both, a Director present, acting in such order of priority as shall be designated by the Chairman, shall preside as chairman at each meeting of the stockholders. The Secretary of the Company shall act as secretary of each meeting of the stockholders. In the event of his absence or inability to act, the chairman of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

SECTION 7. ACTION WITHOUT A MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

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                      ARTICLE III - THE BOARD OF DIRECTORS

SECTION 1. NUMBER AND QUALIFICATIONS. The business and affairs of the Company shall be managed by a Board of thirteen directors who need not be residents of the State of Delaware or stockholders of the Company. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, provided no decrease shall have the effect of shortening the term of any incumbent director.

SECTION 2. ELECTION. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office during the term for which he is elected and until his successor is elected and qualified.

SECTION 3. VACANCIES. Any vacancies occurring in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors though less than a quorum of the Board of Directors, and the directors so chosen shall hold office until the next annual election of directors and until their successors are elected by the stockholders and are qualified.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place either within or without the State of Delaware as shall from time to time be determined by the Board.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held upon notice by letter, telegram, cable or radiogram, delivered for transmission not later than during the day immediately preceding the day for such meeting, or by word of mouth, telephone or radiophone received not later than during the second day immediately preceding the day for such meeting, upon call of the Chairman, the President, or upon call by the Chairman, the President or the Secretary at the request in writing of one-third of the directors then in office, at the principal business office of the Company, or at any other place either within or without the State of Delaware approved by the Board of Directors, the Chairman or the President. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a director at such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting.

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SECTION 6.  QUORUM.  One-third of the number of directors fixed by the Bylaws
(but in no event less than two) shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as otherwise provided by statute or these Bylaws. During an emergency period following a national catastrophe, due to enemy attack, a majority of the surviving members of the Board of Directors who have not been rendered incapable of acting as the result of physical or mental incapacity or the difficulty of transportation to the place of the meeting shall constitute a quorum for the purpose of filling vacancies in the Board of Directors and among the elected officers of the Company.

SECTION 7. ORGANIZATION. The Chairman or, in the event of his absence or inability to act, the President or, in the event of the absence or inability to act of both the Chairman and the President, another director present, acting in such order of priority as shall be designated by the Chairman, shall act as chairman of each meeting of the Board of Directors.

SECTION 8. ACTIONS BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

SECTION 9. INTEREST OF DIRECTORS IN TRANSACTIONS. No contract or other transaction between this Company and any other entity or person (including directors, officers and stockholders of this Company) and no act of this Company shall be invalidated or rendered voidable solely by reason of the fact that any of the directors, officers or stockholders of this Company are pecuniarily or otherwise interested in such contract, transaction or act of the Company, individually or as directors, trustees, partners, officers or holders of equivalent positions in such entity or person, or by reason of a pecuniary or other interest in such entity or person; and any director of this Company who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, transaction or act and may vote at any such meeting to authorize any such contract, transaction or act.

SECTION 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company, which, to the extent provided in the resolution, shall have any may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall

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keep regular minutes of their proceedings and report the same to the Board of
Directors when required.


                            ARTICLE IV - THE OFFICERS

SECTION 1. NUMBER AND QUALIFICATIONS. The principal officers of the Company shall consist of a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer; and the Company may have such other officers and assistant officers as may be deemed necessary by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. GENERAL DUTIES. All officers of the Company shall have such authority and perform such duties in the management of the Company as may be provided by or delegated in accordance with these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. All agents and employees of the Company not appointed by the Board of Directors may be appointed by THE CHAIRMAN, the President or by persons authorized by either of them to do so, to serve for such time and to have such duties as the appointing authority may determine from time to time.

SECTION 3. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the Board of Directors at its regular meeting held on the Friday following the last Wednesday in February of each year. Each officer shall hold office for one year and until his successor is elected and qualified, or until he shall have resigned or shall have been removed in the manner provided in Section 4.

SECTION 4. REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Election of an officer shall not of itself create contract rights.

SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman or to the President. Such resignation shall take effect at the time specified therein and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. VACANCIES. A vacancy in any office shall be filled by the Board of Directors.

SECTION 7. CHAIRMAN. The Chairman shall be the chief executive officer of the Company. He shall have power to execute in the name of the Company all bonds, contracts, other obligations and property conveyances which are duly authorized, and he shall have all the powers and perform all duties devolving upon him by law and as head of the Company. He may call special meetings of the stockholders and of the Board of

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Directors.  From time to time he shall bring to the attention of the Board of
Directors such information or recommendations concerning the business and affairs of the Company as he may deem necessary or appropriate. When present, he shall preside at all meetings of the stockholders and the Board of Directors.

SECTION 8. PRESIDENT. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the chief executive officer may from time to time delegate to him. In the absence or inability to act of the Chairman, the President shall perform the duties of the Chairman.

SECTION 9. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chairman or the President may from time to time delegate to him. In the absence or inability to act of the President, his duties shall be performed by a Vice President designated by the Chairman of the Board of Directors.

SECTION 10. SECRETARY. The Secretary shall act as Secretary of all meetings of the stockholders and the Board of Directors, and of committees of the Board of Directors. He shall prepare and keep, or cause to be kept in books provided for the purpose, minutes of all meetings of the stockholders and the Board of Directors; shall see that all notices are fully given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; and in general, he shall perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman or by the President.

Each Assistant Secretary (if one or more Assistant Secretaries be elected) shall assist the Secretary in his duties and shall perform such other duties as the Board of Directors may prescribe from time to time, or the Chairman, the President or the Secretary may delegate to him from time to time. In the event of the absence or inability to act of the Secretary, his duties shall be performed by an Assistant Secretary.

SECTION 11. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all moneys, notes and securities in the possession of the Company, and deposit all funds in the name of the Company in such banks, trust companies or other depositories as he may select; shall receive, and give receipts for, moneys due and payable to the Company from any source whatsoever; and in general, he shall perform all the duties incident to the office of Treasurer and as required by law and such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman or by the President.

Each Assistant Treasurer (if one or more Assistant Treasurers be elected) shall assist the Treasurer in his duties and shall perform such other duties as the Board of Directors

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may prescribe from time to time, or the Chairman, the President or the Treasurer may delegate to him from time to time. In the event of the absence or inability to act of the Treasurer, his duties shall be performed by an Assistant
Treasurer.

                ARTICLE V - ACTS WITH RESPECT TO SECURITIES OWNED

SECTION 1. ENDORSEMENT OF SECURITIES. Subject always to the specific directions of the Board of Directors, any security or securities owned by the Company (including re-acquired shares of capital stock of the Company) may, for sale or transfer, be endorsed in the name of the Company by the Chairman, the President or a Vice President, and may be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

SECTION 2. VOTING OF SHARES OWNED. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Company may be voted at any stockholders' meeting of such other corporation by the Chairman, the President of the Company if either be present at such meeting, or in his absence by any Vice President of the Company who may be present at such meeting. Whenever, in the judgment of the Chairman, the President or a Vice President, it is desirable for the Company to execute a proxy or give a stockholder's consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Company, such proxy or consent shall be executed in the name of the Company by the Chairman, the President or a Vice President of the Company and shall be attested by the Secretary or an Assistant Secretary of the Company under the corporate seal without necessity of any further authorization of the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned or controlled by the Company.

                          ARTICLE VI - OTHER PROVISIONS

SECTION 1. CERTIFICATES OF STOCK. Certificates to evidence ownership of stock of the Company shall be issued in such form as the Board of Directors shall from time to time approve.

SECTION 2. LOANS. No loan shall be made to any director or officer of the Company, and no loan shall be made to anyone secured by shares of the Company's capital stock.

SECTION 3. AMENDMENTS. These Bylaws may be altered or repealed either by the Board of Directors or by the holders of the issued and outstanding voting stock of the Company.
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